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                                  EXHIBIT 4.1


                            AMERICAN FEDERAL SAVINGS
                              BANK OF DUVAL COUNTY

                               STOCK OPTION PLAN


        1.  The Purpose of the Plan.  This stock option plan (the "Plan") is
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intended to provide an opportunity for directors, officers and key employees of
American Federal Savings Bank of Duval County (the "Bank") and its subsidiaries, as subsidiaries are defined in section 425 of the Code* (its "subsidiaries"), to acquire shares of the Bank's common stock. The Plan provides for the grant of incentive stock options, as defined in section 422A of the Code ("Incentive Stock Options"), and stock options not qualifying as Incentive Stock Options ("Non-Qualified Stock Options") providing an equity interest in the Bank's business, as an incentive to service or continued service to the Bank and to aid the Bank in obtaining and retaining directors and key personnel of outstanding ability. As used herein, "Options" refers to Incentive Stock Options and Non-Qualified Stock Options.

        2.  Stock Subject to the Plan.  The maximum number of shares of the
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common stock, $1.00 par value, of the Bank (the "Stock") which may be issued under Incentive Stock Options and Non-Qualified Stock Options granted under the Plan in the discretion of the Committee, (as referred to below), shall be a total of 93,000 shares of Stock. If an Option expires or terminates for any reason without being exercised in full, the unpurchased shares subject to such Stock Option shall again be available for purposes of the Plan.

        3.  Administration of the Plan.  This Plan shall be administered by a
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committee of the Board of Directors consisting of not less than three directors
(the "Committee"). The Committee shall have full authority in its discretion to determine the directors, officers or key employees of the Bank and its subsidiaries to whom Options shall be granted and the terms and provisions of Options, subject to the Plan. In making such determinations, the Committee may take into account the nature of the services rendered and to be rendered by the respective directors, officers and key employees, their present and potential contributions to the Bank and any other factors which the Committee deems relevant. Subject to the provisions of the Plan, the Committee shall have full and conclusive authority to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the respective Option agreements (which need not be identical); and to make all other determinations necessary or advisable for the proper administration of the Plan.

        4.  Eligibility and Limits.  Options may be granted only to directors,
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officers and key employees of the Bank and its present or future subsidiaries.
No Incentive Stock Option shall be granted to any person who, at the time such Option is granted, owns (as defined in sections 422A and 425 of the Code) Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Bank, and no Incentive Stock Option may be granted to a director not otherwise employed by the Bank or a subsidiary of the Bank. The aggregate fair market value (determined as of the time an Incentive

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*The "Code" herein refers to the Internal Revenue Code of 1954 as amended.
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Stock Option is granted) of the Stock for which an officer or employee may be granted Incentive Stock Options in any calendar year, taking into account Incentive Stock Options granted under this Plan and under all other plans of the Bank (as defined in section 425 of the Code), shall not exceed $100,000 plus any unused limit carryover to such year computed in accordance with section 422A(c)(4) of the Code.

        5.  Incentive Stock Options and Non-Qualified Stock Options.  At the
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time any Option is granted under this Plan, the Committee shall determine whether said Option is to be an Incentive Stock Option or a Non-Qualified Stock Option, and the Option shall be clearly identified as to its status as an Incentive Stock Option or a Non-Qualified Stock Option. The number of shares as to which Incentive Stock Options and Non-Qualified Stock Options shall be granted shall be determined by the Committee in its sole discretion, subject to the provisions of Section 4 above with respect to the aggregate fair market value of the Stock for which an officer or employee shall be granted Incentive Stock Options in any calendar year and subject to the provisions of Section 2 above as to the total number of shares for which both Incentive Stock Options and Non-Qualified Stock Option may be granted under the Plan. At the time any Incentive Stock Option granted under this Plan is exercised, the certificates representing the shares of Stock purchased pursuant to said Option shall be clearly identified as representing shares purchased upon exercise of an Incentive Stock Option.

        6.  Terms and Conditions of Options.  Subject to the following
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provisions, all Options shall be in such form and upon such terms and conditions as the Committee in its discretion may from time to time determine.

            (a)  Option Price.  The Option price per share shall not be less
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        than 100% of the fair market value per share of the Stock (as determined in good faith by the Committee) on the date the Option is granted, which shall be the date on which the Committee has approved the terms and conditions of a stock option agreement evidencing the Option and has determined the recipient of the Option and the number of shares covered by the Option and has taken all such other action as is necessary to complete the grant of the Option.

            (b)  Option Terms.  No Option shall be exercisable after the
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        expiration of ten years from the date the Option is granted.

            (c)  Payment.  Payment for all shares purchased pursuant to exercise
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        of an Option shall be made in cash. Such payment shall be made at the time that the Option or any part thereof is exercised, and no shares shall be issued until full payment therefor has been made. The holder of an Option shall, as such, have none of the rights of a stockholder.

            (d)  Conditions to Exercise of an Option.  Subject to the provisions
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        of subparagraph (g) below, no Option shall be exercisable until the holder shall have been employed by or served as a director for the Bank or one of its subsidiaries for at least six months from the date of grant.

            (e)  Nontransferability of Options.  An Option shall not be
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        transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the holder's lifetime, only by him/her.

            (f)  Termination of Employment or Death.  In the event of
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        termination of employment or of a directorship of the holder for any reason other than death or disability, the holder may

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        not exercise an Option more than three months after the date of such termination of such employment or such directorship; provided, however, that no Option shall be exercised following the date of notice to the holder of termination of his employment by the Bank or any of its subsidiaries for violation by him of any provision of any written employment contract between the Bank and the holder. Upon any termination of employment of the holder by reason of disability, within the meaning of section 105(d)(4) of the Code, the holder may not exercise an Option later than twelve months after the date of such termination of employment. If the holder of an Option dies, such Option may be exercised (to the extent that the holder shall have been entitled to do so at the date of his death) by a legatee or legatees of the holder under his last will, or by his personal representatives or distributees, at any time during the twelve-month period following his death. Notwithstanding this subparagraph (f), no Option may be exercised more than ten years after the date on which such Option was granted. For purposes of this subparagraph (f), employment or a directorship of a holder shall not be deemed terminated so long as the holder is employed by, or a director of, a parent or subsidiary of the Bank or by another corporation (or a parent or subsidiary corporation of such other corporation) which has assumed the Option of the holder in a transaction to which section 425(a) of the Code is applicable.

            (g)  Limited Right of Exercise.  Notwithstanding the provisions of
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        subparagraph (d) above, but subject to the provisions of subparagraph
        (b) above, an Option may be exercised as to the full number of shares covered by the Option without regard to the date of grant of the Option if: (1) a tender offer or exchange offer has been made for shares of Stock, other than one made by the Bank, provided that the corporation, person or other entity making such offer purchases or otherwise acquires shares of Stock pursuant to such offer; or (2) the stockholders of the Bank have approved a definitive agreement (the "Agreement") to merge or consolidate with or into another corporation pursuant to which the Bank will not survive or will survive only as a subsidiary of another savings bank or savings and loan association or other corporation, or to sell or otherwise dispose of all or substantially all of its assets; or (3) any person or group (as such terms are defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Act")), becomes the holder of 25% or more of the outstanding shares of Stock. If any of the events specified in this subparagraph (g) have occurred, the Option shall be fully exercisable: (x) in the event of (1) above, within a 30-day period commencing on the date of expiration of the tender offer or exchange offer; or (y) in the event of (2) above, within a 30-day period commencing on the date of approval by the shareholders of the Agreement; or (z) in the event of (3) above, within a 30-day period commencing on the date upon which the Bank is provided a copy of Schedule 13D (filed pursuant to Section 13(d) of the Act and rules and regulations promulgated thereunder) indicating that any person or group has become the holder of 50% or more of the outstanding shares of Stock or, if the Corporation is not subject to Section 13(d) of the Act, within a 30-day period commencing on the date upon which the Corporation receives written notice that any person or group has become the holder of 50% or more of the outstanding shares of Stock.

            (h)  Prior Outstanding Options.  No Incentive Stock Option shall be
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        exercisable by an optionee until such time as all prior Incentive Stock
        Options granted to such optionee have been exercised in full or have expired by reason of lapse of time, except to the extent permitted by the provisions of the Internal Revenue Code governing Incentive Stock Options.

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        7.  Changes in Capitalization; Merger; Liquidation.  The number of
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shares of Stock as to which Options may be granted, the number of shares covered by each outstanding Option, and the price per share in each outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Stock to holders of outstanding shares of Stock or any other increase or decrease in the number of such shares effected without receipt or consideration by the Bank. If the Bank shall be the surviving entity in any merger or consolidation, recapitalization, reclassification of shares or similar reorganization, the holder of each outstanding Option shall be entitled to purchase, at the same times and upon the same terms and conditions as are then provided in the Option, the number and class of shares of Stock or other securities to which a holder of the number of shares of Stock subject to the Option at the time of such transaction would have been entitled to receive as a result of such transaction. In the event of any such changes in capitalization of the Bank, the Committee may make such additional adjustments in the number and class of shares of Stock or other securities with respect to which outstanding Options are exercisable and with respect to which future Options may be granted as the Committee in its sole discretion shall deem equitable or appropriate, subject to the provisions of paragraph 8. A dissolution or liquidation of the Bank or a merger or consolidation in which the Bank is not the surviving corporation or in which the Bank survives only as a subsidiary of another corporation shall cause each outstanding Option to terminate, except to the extent that another savings bank, savings and loan association or other legal entity assumes such Option or substitutes another Option therefor in a transaction to which section 425(a) of the Code is applicable. In the event of a change of the Bank's shares of Stock into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan. Except as expressly provided in this paragraph 7, the holder of an Option shall have no rights by reason of any subdivision or combination of shares of Stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of Stock of any class or by reason of any dissolution, liquidation, merger or consolidation or distribution to the Bank's stockholders of assets or stock of another corporation, and any issue by the Bank of shares of Stock of any class, or securities convertible into shares of Stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option. The existence of the Plan and the Options granted pursuant to the Plan shall not affect in any way the right or power of the Bank to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Bank, any issue of debt or equity securities having preferences or priorities as to the Stock or the rights thereof, the dissolution of liquidation of the Bank, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

        8.  Termination and Amendment of the Plan.  The Plan shall terminate on
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the date ten years after adoption of the Plan by the Board of Directors, and no
Option shall be granted under the Plan after that date, but Options granted before termination of the Plan shall remain exercisable thereafter until they expire or lapse according to their terms. The Plan may be terminated, modified or amended by the shareholders or the Board of Directors of the Bank; provided, however, that:

            (a) no such termination, modification or amendment without the consent of the holder of an Option shall adversely affect his rights under such Option; and

            (b) any modification or amendment which would (1) increase the aggregate number of shares of Stock which may be issued under the Plan (other than an increase merely reflecting a change in capitalization such as a stock dividend or stock split), (2) modify the designation of

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        individuals eligible to receive Options under the Plan, or (3)
        materially increase the benefits accruing to holders of Options granted or to be granted under the Plan, within the meaning of Rule 16b-3 issued by the Securities and Exchange Commission under the Act, as amended, shall be effective only if it is approved by the shareholders of the Bank at the next annual meeting of shareholders after the date of adoption by the Board of Directors of such modification or amendment.

        9.  Approval by Shareholders.  The Plan shall become effective when
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adopted by the Board of Directors, but no Option granted under the Plan shall become exercisable unless and until the Plan shall have been approved by the Bank's shareholders. If such shareholder approval is not obtained within twelve months after the date of the Board's adoption of the Plan, any Options previously granted under the Plan shall terminate and no further Options shall be granted. Subject to this limitation, options may be granted under the Plan at any time after the effective date and before the date fixed for termination of the Plan.

        10. Construction.  All Incentive Stock Options to be granted hereunder
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are intended to comply with section 422A and 425 of the Code, and all provisions of this Plan and all Incentive Stock Options granted hereunder shall be construed in such manner as to effectuate that intent.

                              Adopted by the Board of Directors of
                              American Federal Savings and Loan
                              Association of Duval County on
                              September 15, 1986.

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